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                                                                    EXHIBIT 5(b)
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| AIG |   AMERICAN                                                                                          Annuity Service Request
 -----       GENERAL

American General Life Insurance Company
Member of American International Group, Inc.
Annuity Administration: P.O. Box 1401 . Houston, TX 77251-1401
(800) 247-6584 . (713) 831-3701 fax . Hearing Impaired: (888) 436-5257

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1.  Contract Identification (Complete Sections 1 & 10 for all requests. Indicate change or request desired below.)
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    [_] Check here if address has changed.
    Annuitant: _________________________________________________________________   Contract #: ____________________________________
    Contract Owner(s):_____________________________________________________________________________________________________________
    Address:_______________________________________________________________________________________________________________________
    SSN or Tax ID #:____________________________________________________________   Phone #:________________________________________

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2.  Name Change
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    [_] Annuitant*  [_] Beneficiary*   [_] Owner(s)*    *Does not change Annuitant, Beneficiary, or Ownership designations.
    From (FIRST, MIDDLE, LAST):____________________________________________________________________________________________________
    To (FIRST, MIDDLE, LAST):______________________________________________________________________________________________________
    Reason:     [_]  Marriage       [_] Divorce     [_] Correction      [_] Other            (ATTACH CERTIFIED COPY OF COURT ORDER)

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3.  Beneficiary Change (AGL will not make payments directly to minors.)
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    Primary Beneficiary:___________________________________________________________________________________________________________
                        (INDICATE NAME, TAXPAYER IDENTIFICATION NUMBER (SSN), AND RELATIONSHIP TO ANNUITANT.)

    Contingent Beneficiary:________________________________________________________________________________________________________
                           (INDICATE NAME, TAXPAYER IDENTIFICATION NUMBER (SSN), AND RELATIONSHIP TO ANNUITANT.)

    HOW PAYMENT SHALL BE DISTRIBUTED: If not otherwise provided in this request, in any designation as stated above providing for more than one beneficiary, the proceeds, shall be payable in equal shares to such of the designated beneficiaries as may be living or to the survivor. In the event no beneficiary survives the Annuitant, and if this form or the Contract does not provide otherwise, the proceeds will be paid to the Owner, or the Executors or Administrators of the Owner's Estate.
    The undersigned contract owner hereby revokes any previous beneficiary designation and any optional mode of settlement with respect to any death proceeds payable at the death of the annuitant and/or owner.
    I represent and certify that no insolvency or bankruptcy proceedings are now pending against me.

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4.  Automatic Additional Purchase Payment Option
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    _____ By initialing here, I authorize American General Life to collect $____________, starting month/day/year____/_____/____
    by initiating electronic debit entries against my bank account with the following frequency: [_] Monthly [_] Quarterly
    [_] Semiannually [_] Annually
    Bank Name:_______________________________________________________     Name on Account:_________________________________________
    Bank Address:____________________________________________________     Bank Phone:______________________________________________
    City: ____________________________ State:________ Zip: __________     Type of Account: [_] Checking*   [_] Savings
    Bank Account #: _________________________________________________     ABA Routing # (obtain from bank): _______________________
    *If payments are coming from a checking account, enclose a voided check from the account. PLEASE DO NOT ENCLOSE A DEPOSIT SLIP.

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5.  Systematic Withdrawal (Also complete Sections 9 & 10. Minimum withdrawal is $100.)
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    WITHDRAWALS PRIOR TO AGE 59 1/2 MAY BE SUBJECT TO IRS PENALTY.
    SYSTEMATIC WITHDRAWALS ARE NOT AVAILABLE FOR ALL PRODUCTS. PLEASE REFER TO YOUR CONTRACT FOR CONFIRMATION.
    A. I request that DISTRIBUTIONS be based on:
       [_] INTEREST only (Note: check will produce only for an amount equal to the number of days in the frequency elected.)
       [_] SPECIFIED DOLLAR AMOUNT $_____________________________________ (not to be used for partial withdrawal request)
       [_] PERCENTAGE OF ANNUITY VALUE ____ ____. ____% (example: 10% free amount divided by 12 payments = .8% monthly)
    B. FREQUENCY OF PAYMENTS: [_] Monthly    [_] Quarterly    [_] Semiannually    [_] Annually
    C. First check to be processed on ______/______/______. (must be between the 5TH and 24TH of the month) Subsequent checks will
                                        MM     DD     YY    be processed at the next payout dates on the SAME DAY of the month elected as your start date.
    NOTE: The Systematic Withdrawal option terminates on the contract's annuity date. You may cancel the Systematic Withdrawal process at any time by notifying the Home Office in writing.

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L 5858 Rev1202                                                                                                          Page 1 of 2
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5.  Systematic Withdrawal (Continued)
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    DELIVERY METHOD: If no method is indicated, checks will be made payable to the Contract Owner(s) and mailed to the address listed in Section 1.
    Check one:   [_] Mail check to owner    [_] Mail check to alternate address (complete section 8)   [_] Deposit funds directly
                                                                                                           into bank*
    * If you would like to have your systematic withdrawals deposited directly to your checking or savings account, complete the following:

    Bank Name: ______________________________________________________     Name on Account: ________________________________________
    Bank Address:____________________________________________________     Bank Phone:______________________________________________
    City____________________________ State __________ Zip ___________     Type of Account: [_] Checking**  [_] Savings
    Bank Account #: _________________________________________________     ABA Routing # (obtain from bank):________________________
    **If payments are to be deposited into a checking account, enclose a voided check from the account. PLEASE DO NOT ENCLOSE A
    DEPOSIT SLIP.

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6.  Request for Partial Withdrawal (Also complete Sections 8, 9 & 10.)
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    WITHDRAWALS PRIOR TO AGE 59 1/2 MAY BE SUBJECT TO IRS PENALTY.
    Amount requested will be: [_] Net  OR   [_] Gross of applicable charges
    If no method is indicated, distributions will be made NET of all applicable charges.

    Amount requested to be withdrawn: $ ________________________
    This is NOT A POLICY LOAN and may only be granted if specifically provided within the terms of said contract. The total value remaining may not be less than any limits defined within said contract provisions. The amount of Partial Withdrawal/Surrender will be subject to any charges specified in the contract provisions.

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7.  Request for Full Surrender (Also complete Sections 8, 9 & 10.)
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    WITHDRAWALS PRIOR TO AGE 59 1/2 MAY BE SUBJECT TO IRS PENALTY.
    [_]  Contract is attached.
    [_]  I hereby declare that the contract specified above has been lost, destroyed, or misplaced and request that the value of the contract be paid. I agree to indemnify and hold harmless AGL against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against AGL on the basis of the contract.

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8.  Delivery Instructions
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    Check(s) will be made payable to the Contract Owner(s) and mailed to the address listed in Section 1 unless otherwise specified below.
    Check one: [_] Mail check to owner  [_] Mail check to alternate address

    _______________________________________________________      ____________________________________________
    ALTERNATE INDIVIDUAL OR INSTITUTION                          ACCOUNT NUMBER (IF APPLICABLE)

    _______________________________________________________      ____________________________________________
    ADDRESS                                                      CITY/STATE/ZIP
___________________________________________________________________________________________________________________________________
    If you would like to have the check sent overnight delivery and you agree to pay the delivery fee, complete the following:
    Manner of Payment:   [_] American Express   [_] Diner's Club    [_] Discover     [_] Mastercard      [_] Visa
    [_] Check here for Saturday Delivery (additional fees may apply)
    ____________________________________________________________________  ____________________________    ______________/__________
    CREDIT CARD HOLDER NAME (NAME MUST BE EXACTLY AS IT APPEARS ON CARD)      CREDIT CARD NUMBER          EXP. DATE

    ___________________________________________________                   NOTE: OVERNIGHT DELIVERY IS NOT AVAILABLE FOR A P.O. BOX.
    AUTHORIZED SIGNATURE

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9.  Notice of Withholding
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    The taxable portion of the distribution you receive from your annuity contract is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence.
    You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient. If no election is made we are REQUIRED to withhold Federal Income Tax.
    Check one: [_] I do NOT want income tax withheld from this distribution.
               [_] I do want 10% OR ________% income tax withheld from this distribution.

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10. Affirmation/Signature (Complete this section for all requests.)
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    CERTIFICATION: Under penalties of perjury, I certify that: (1) the number shown on this form is my correct Social Security (or taxpayer identification) number; and (2) I am not subject to backup withholding under Section 3406(a)(1)(c) of the Internal
    Revenue Code.
    The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

    X _____________________________________________________________       _________________________________
      SIGNATURE OF OWNER                                                  DATE

    X _____________________________________________________________       _________________________________
      SIGNATURE OF JOINT OWNER (IF APPLICABLE)                            DATE

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L 5858 Rev1202                                                                                                          Page 2 of 2
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